Exhibit 99.1
ENVIRONMENTAL TECTONICS CORPORATION
ANNOUNCES THAT THE AMERICAN STOCK EXCHANGE HAS AGREED
TO CONTINUE THE LISTING OF ITS COMMON STOCK
     Southampton, PA, April 22, 2008 – Environmental Tectonics Corporation (AMEX: ETC) (“ETC” or the “Company”) today reported that, on April 16, 2008, the American Stock Exchange (“AMEX”) had granted the relief requested by the Company to continue the listing of the Company’s common stock through at least May 29, 2008 and thereafter, provided the Company is up to date in its filings with the Securities and Exchange Commission at that time. On April 9, 2008, the Company participated in a hearing before the Listing Qualifications Panel of the AMEX Committee of Securities. This hearing resulted from a request by the Company to appeal a decision made by AMEX on January 30, 2008 to initiate delisting proceedings of the Company’s common stock. As a result of the Company’s failure to file its Quarterly Reports on Form 10-Q for the fiscal quarters ended May 25, 2007, August 24, 2007 and November 23, 2007, the Company is not in compliance with Sections 134 and 1101 of the AMEX Company Guide. This non-compliance by the Company made the Company’s common stock subject to being delisted from AMEX.
     The Company’s independent registered public accounting firm is currently auditing financial statements for fiscal years 2007 and 2008. The Company expects to file Quarterly Reports on Form 10-Q for the periods ended May 25, 2007, August 24, 2007 and November 23, 2007 and its Annual Report on Form 10-K for the year ended February 29, 2008 on or before May 29, 2008. These filings will bring the Company into compliance with Sections 134 and 1101 of the AMEX Company Guide. If the Company does not file its Annual Report on Form 10-K and the above-referenced Quarterly Reports on Form 10-Q by May 29, 2008, the AMEX staff has been authorized to immediately proceed to delist the Company’s common stock and the Company has represented to AMEX that it would not seek a further extension.
     ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
     This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking

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statements. These forward-looking statements include statements with respect to ETC’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of ETC, including but not limited to, (i) the proposed acquisition by H. F. Lenfest, a member of ETC’s Board of Directors and a significant shareholder of ETC, (ii) projections of revenue, costs of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iii) statements of plans and objectives of ETC or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (iv) statements of future economic performance, (v) statements of assumptions and other statements about ETC or its business, (vi) statements made about the possible outcomes of litigation involving ETC, and (vii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “looking forward”, “would”, “believe”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond ETC’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in our Securities and Exchange Commission filings and other public documents, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended February 23, 2007. Shareholders are urged to review these risks carefully prior to making an investment in the ETC’s common stock. The Company cautions that the foregoing list of important factors is not exclusive.

Contact: Duane D. Deaner, CFO Tel: 215-355-9100 (ext. 1203)	Fax: 215-357-4000
ETC – Internet Home Page:	http://www.etcusa.com

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